EXHIBIT 99.1

Fastenal Company Announces Conference Call to Review 2009 Second Quarter Earnings

WINONA, Minn., July 6, 2009 (GLOBE NEWSWIRE) -- Fastenal Company (Nasdaq:FAST) announced today that the Company's conference call to review 2009 second quarter results, as well as current operations, will be broadcast live over the Internet on Monday, July 13, 2009 at 9:00 a.m. Central Time.

To access the call, please visit the following Web address: http://investor.fastenal.com

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available until September 1, 2009. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; and metals, alloys and materials.

As of May 31, 2009, Fastenal operated 2,350 stores in the United States (all 50 states), Canada (all provinces), Puerto Rico (multiple), Mexico (14 states), Singapore (one location), Netherlands (one location), and China (one location) selling to the general public. The Company operates 14 distribution centers located in Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, Ontario, Canada, Alberta, Canada, and Nuevo Leon, Mexico.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com.

FAST-G

CONTACT:  Fastenal Company
          Dan Florness, EVP and Chief Financial Officer
          507.454.5374